Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

  Form S-8 (File No. 333-105290) pertaining to the 2003 Executive Compensation Plan filed on May 15 2003,
  Form S-8 (File No. 333-122246) pertaining to the 2005 Executive Compensation Plan filed on January 25 2005,
  Form S-8 (File No. 333-140774 pertaining to the 2007 Stock Retainer Plan for Employees Directors and Consultants filed on February 12, 2007 of our report dated March 20, 2007 on the consolidated balance sheets of the Company as at as of December 31, 2006 and 2005 and the results of its operations and its cash flows and the changes in stockholders’ deficit for the years ended December 31, 2006 and 2005 and the period from October 13, 2000 (inception) to December 31, 2006.

     “ DMCL ”
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
March 30, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statement:

(1) Form S-8 pertaining to the Alternet Systems, Inc. 2008 Professional/Consultant Stock Compensation Plan filed on January 29, 2008, of our Report dated March 20, 2007 on the consolidated balance sheets of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows and the changes in stockholders’ deficit for the years ended December 31, 2006 and 2005 and the period from October 13, 2000 (inception) to December 31, 2006.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
January 29, 2008